EXHIBIT 99.1

INTL FCStone Inc. Reports Fiscal 2013 Second Quarter Financial Results
Adjusted Operating Revenues of $116.6 million

New York, NY – May 8, 2013 – INTL FCStone Inc. (the ‘Company’; NASDAQ: INTL) today announced its financial results for the fiscal year 2013 second quarter ended March 31, 2013. Certain financial metrics discussed in this press release are non-GAAP, reflecting marked-to-market differences in the Company’s Commodity & Risk Management Services and Other segments. A reconciliation of those metrics to GAAP equivalents is provided in the table below, and further discussion of the use of non-GAAP metrics will be provided in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”).
Sean M. O’Connor, CEO of INTL FCStone Inc., stated “The quarter's results were negatively affected by cyclical factors in the agricultural markets resulting from last year's drought as well as lower volatility across all asset classes which reduced customer volumes and revenues.  This was partially offset by continuing customer acquisition, a more aggressive focus on costs and a re-focusing of certain activities.  Although these quarterly results are below our long term expectations and current conditions are challenging, we believe we are well placed to take advantage of future market improvements and build profitability as market consolidation continues.”

INTL FCStone Inc. Summary Financials
Consolidated financial statements for the Company will be included in the Company’s quarterly report on Form 10-Q to be filed with the SEC. The Form 10-Q will also be made available on the Company’s website at www.intlfcstone.com.

	Three Months Ended March 31,			Six Months Ended March 31,
(Unaudited) (in millions, except share and per share amounts)	2013	2012	% Change	2013	2012	% Change
Operating revenues	$117.3	$119.6	(2)%	$243.0	$215.9	13%
Interest expense	2.9	3.6	(19)%	6.4	5.7	12%
Net revenues	114.4	116.0	(1)%	236.6	210.2	13%
Compensation and benefits	52.0	55.1	(6)%	98.7	100.9	(2)%
Clearing and related expenses	29.1	27.1	7%	54.1	49.8	9%
Introducing broker commissions	9.6	8.0	20%	18.0	13.8	30%
Other non-interest expenses	22.3	22.2	—%	45.6	42.8	7%
Total non-interest expenses	113.0	112.4	1%	216.4	207.3	4%
Income from operations, before tax	1.4	3.6	(61)%	20.2	2.9	597%
Income tax (benefit) expense	(0.1)	1.2	(a)	5.4	1.0	440%
Net income	1.5	2.4	(38)%	14.8	1.9	679%
Add: Net loss attributable to noncontrolling interests	—	—	—%	—	0.1	(100)%
Net income attributable to INTL FCStone Inc. common stockholders	$1.5	$2.4	(38)%	$14.8	$2.0	640%

Basic earnings per share:
Net income attributable to INTL FCStone Inc. common stockholders	$0.08	$0.13	(38)%	$0.78	$0.11	609%
Diluted earnings per share:
Net income attributable to INTL FCStone Inc. common stockholders	$0.08	$0.12	(33)%	$0.75	$0.10	650%

Weighted average number of common shares outstanding:
Basic	18,380,971	18,303,968	—%	18,327,517	18,233,340	1%
Diluted	18,834,592	19,187,360	(2)%	18,821,799	19,167,927	(2)%

	Three Months Ended March 31,			Six Months Ended March 31,
(In millions, except share and per share amounts)	2013	2012	% Change	2013	2012	% Change
Segment operating revenues (non-GAAP) reconciliation:
Operating revenues, as reported (GAAP)	$117.3	$119.6	(2)%	$243.0	$215.9	13%
Marked-to-market adjustment	(0.7)	2.3	(a)	(9.9)	(0.9)	(a)
Adjusted operating revenues (non-GAAP) (b)	$116.6	$121.9	(4)%	$233.1	$215.0	8%

Represented by:
Commodity and risk management services	$55.0	$68.0	(19)%	$106.4	$114.8	(7)%
Foreign exchange	16.1	13.0	24%	32.3	30.9	5%
Securities	16.0	10.3	55%	28.9	20.2	43%
Clearing and execution services	25.3	25.4	—%	47.7	43.1	11%
Other	4.7	3.6	31%	9.6	6.7	43%
Corporate unallocated (d)	(0.5)	1.6	(a)	8.2	(0.7)	(a)
Adjusted operating revenues (non-GAAP) (b)	$116.6	$121.9	(4)%	$233.1	$215.0	8%

Net income attributable to INTL FCStone Inc. common stockholders (non-GAAP) reconciliation:
Net income attributable to INTL FCStone Inc. common stockholders, as reported (GAAP)	$1.5	$2.4	(38)%	$14.8	$2.0	640%
Marked-to-market adjustment (non-GAAP)	(0.7)	2.3	(a)	(9.9)	(0.9)	(a)
Tax effect on marked-to-market adjustment at blended rate of 37.5% (non-GAAP)	0.3	(0.9)	(a)	3.7	0.3	(a)
Adjusted net income attributable to INTL FCStone Inc. common stockholders from continuing operations (non-GAAP) (c)	$1.1	$3.8	(71)%	$8.6	$1.4	514%

(a)	Comparison not meaningful.

(b)
Adjusted operating revenue is a non-GAAP measure that represents operating revenues adjusted by marked-to-market differences in the Company’s Commodity & Risk Management Services and Other segments, as shown in the table. The table above reflects all reconciling items between the GAAP operating revenues and non-GAAP adjusted operating revenues. For a full discussion of management’s reasons for disclosing these adjustments, see ‘Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations’ in the Form 10-K for the fiscal year ended September 30, 2012.

(c)
Adjusted net income attributable to INTL FCStone Inc. common stockholders is a non-GAAP measure that represents net income attributable to INTL FCStone Inc. common stockholders adjusted by the after-tax marked-to-market differences in the Company’s Commodity & Risk Management Services and Other segments. The table above reflects all reconciling items between the GAAP net income attributable to INTL FCStone Inc. common stockholders and non-GAAP adjusted net income attributable to INTL FCStone Inc. common stockholders.

(d)
For the six months ended March 31, 2013, operating and adjusted operating revenues include realized gains of $9.2 million, on the Company's sale of shares in The London Metals Exchange and Kansas City Board of Trade reflected in the Corporate unallocated segment.

Conference Call & Web Cast
A conference call will be held tomorrow, Thursday, May 9, 2013 at 9:00 a.m. ET. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at http://www.intlfcstone.com. Participants can also access the call by dialing 1-888-455-2260 (within the United States), or 1-719-325-2323 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at http://www.intlfcstone.com approximately two hours after the call has ended and will be available through May 16, 2013. To access the replay, dial 1-888-203-1112 (within the United States), or 1-719-457-0820 (international callers) and enter the replay passcode 1788 907.
About INTL FCStone Inc.
INTL FCStone Inc. (INTL) provides execution and advisory services in commodities, currencies and international securities. INTL’s businesses, which include the commodities advisory and transaction execution firm FCStone Group, serve more than 20,000 commercial customers in more than 100 countries through a network of offices in twelve countries around the world.
Further information on INTL is available at www.intlfcstone.com.
Forward Looking Statements
This press release includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.
INTL FCStone Inc.
Investor inquiries:
Bill Dunaway, CFO
1-866-522-7188
bill.dunaway@intlfcstone.com